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Exhibit 23.1

Consent of Independent Accountants

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-58348, 333-58352 and 333-60846) and Form S-3 (Nos. 333-105276) of Tut Systems, Inc. of our report dated February 2, 2004 (except as to the Restatement caption under Note 2 to the consolidated financial statements, which is as of March 24, 2004) relating to the financial statements and financial statement schedule, which appears in this Form 10-K/A.

/s/  PRICEWATERHOUSECOOPERS LLP

Portland, Oregon
April 7, 2004

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  Exhibit 23.1
Consent of Independent Accountants